Exhibit 99.1

WESTMORELAND COAL COMPANY 9540 South Maroon Circle, Suite 200 Englewood, Colorado 80112 (855) 922-6463 Telephone
NEWS RELEASE
Westmoreland Announces Closing of Refinancing Transactions and Final Results of Tender Offer and Consent Solicitation

Englewood, Colorado - December 16, 2014 - Westmoreland Coal Company (NasdaqGM:WLB, “Westmoreland”) announced today the closing of its previously announced private offering of $350 million in aggregate principal amount of 8.75% Senior Secured Notes due 2022 (the “New Notes”) and its previously announced $350 million Senior Secured Term Loan due 2020 (the “Term Loan”). Westmoreland also announced today the final results of its previously announced tender offer and consent solicitation (the “Tender Offer”) commenced on November 17, 2014 for its 10.75% Senior Secured Notes due 2018 (CUSIP 960887AB3) (the “10.75% Notes”).

The Tender Offer expired at 12:00 a.m., New York City time, on December 15, 2014 (the “Expiration Time”). An aggregate of $664,960,000, representing 98.44% of the principal amount of the 10.75% Notes outstanding, was validly tendered and not withdrawn as of the Expiration Date. Westmoreland funded the consideration paid to the tendering holders of the 10.75% Notes using proceeds from its offering of the New Notes and the Term Loan, and with available cash on hand.

On December 16, 2014, in connection with a satisfaction and discharge of the indenture governing the 10.75% Notes, Westmoreland issued a notice of redemption notifying holders of any remaining 10.75% Notes that, on February 1, 2015, Westmoreland will redeem all of the 10.75% Notes that remained outstanding following the Tender Offer under the terms of the related indenture.

Concurrently with the closing of the offering of the New Notes and the Term Loan, Westmoreland also entered into a second amended and restated revolving credit facility with The PrivateBank and Trust Company.

This press release is being issued pursuant to Rule 135c under the Securities Act of 1933, as amended, and is neither an offer to sell, nor a solicitation of an offer to buy, any of the 10.75% Notes or the New Notes, nor shall there be any sale of the New Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland’s coal operations include sub-bituminous and lignite coal mining in the Western United States and Canada, a char production facility, and a 50% interest in an activated carbon plant. Its power operations include ownership of the two-unit ROV’ coal-fired power plant in North Carolina. For more information, visit www.westmoreland.com.

Cautionary Note Regarding Forward-Looking Statements

This release may contain “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements involve known and unknown risks, which may cause actual results to differ materially from results expressed or implied by the forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. Such factors include, but are not limited to, the risks that are described under the heading “Risk Factors” in Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2013 and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Westmoreland undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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Contact: Kevin Paprzycki (855) 922-6463